EXHIBIT 10.10.CA

DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (the “Agreement”) is made and entered into effective as of the 14th day of February, 2007, by and between ANTHONY M. FRANK, an individual, and as Trustee for the Anthony M. Frank Keogh Plan UTA Charles Schwab & Co., Inc.; the Anthony M. Frank Defined Benefit Pension Plan UA DTD 12/01/98, FBO: Shirley M. Pegg; and the Anthony M. Frank IRA Rollover Dated 06/14/92, UTA Charles Schwab & Co., Inc. (hereinafter collectively referred to as “Buyer”) and MICRO IMAGING TECHNOLOGY, INC. (FORMERLY, ELECTROPURE, INC.), a California corporation (hereinafter referred to as “MIT” or the “Company”).

RECITALS

WHEREAS, Buyer loaned the Company One Million One Hundred Twenty Six Thousand Eight Hundred Dollars ($1,126,800) all pursuant to various Convertible Term Notes on the dates and in the amounts reflected in the table below (collectively, the “Term Notes”).

WHEREAS, as of February 14, 2007, a total of $416,088.34 in interest accrued on the above loans is due and payable to Buyer by the Company.

WHEREAS, Buyer wishes to convert all of the principal and interest accrued on the Term Notes through February 14, 2007 into shares of Micro Imaging Technology, Inc. Common Stock and the Company wishes to issue such shares to extinguish the debt owed Buyer in its entirety.

NOW, THEREFORE, in consideration of the foregoing and of the mutual obligations herein contained, it is agreed as follows:

1.    CONVERSION

(a)   On the date set forth above, Buyer hereby converts all of the principal and interest accrued on the Term Notes, totaling $1,542,888.34, into Shares of Micro Imaging Technology, Inc. Common Stock, $0.01 par value, at an effective conversion rate of $0.25 per share, in the names and amounts indicated in the table below, for an aggregate of 6,171,553 Shares (the “Conversion Shares”).

EXHIBIT 10.10.CA

					PRINCIPAL	ACCRUED	TOTAL
			ORIGINAL	CURRENT	BALANCE	INTEREST	DUE
	LOAN	LOAN	DUE	DUE	AT	AT	AT	CONVERSION
	DATE	AMOUNT	DATE	DATE	2/14/2007	2/14/2007	2/14/2007	SHARES

	Anthony M. Frank Keogh Plan UTA Charles Schwab & Co., Inc.

(A)	01/17/01	600,000	01/17/04	08/17/08		107,733.33	107,733.33
	12/02/02	50,000	12/02/03	08/17/08	50,000	17,304.11	67,304.11
(B)	12/18/02	100,000	12/18/03	08/17/08		-	-
(B)	09/09/03	(100,000)		08/17/08		7,422.45	7,422.45
(B)	01/09/03	100,000	01/09/04	08/17/08		-	-
(B)	09/09/03	(100,000)		08/17/08		6,799.19	6,799.19
(A)	01/23/03	100,000	01/23/04	08/17/08		33,468.50	33,468.50
(A)	02/23/03	100,000	02/23/04	08/17/08		32,789.04	32,789.04
(A)	11/04/03	100,000	11/04/04	08/17/08		27,221.92	27,221.92
(A)	08/21/06	40,000	08/21/08	08/21/08		1,939.73	1,939.73
(A)	10/06/06	60,000	10/06/08	10/06/08		2,153.42	2,153.42
	11/10/06	50,000	11/10/08	11/10/08	50,000	1,315.07	51,315.07
	12/05/06	50,000	12/05/08	12/05/08	50,000	972.60	50,972.60
	12/29/06	56,800	12/29/08	12/29/08	56,800	731.40	57,531.40
		1,206,800			206,800.00	239,850.77	446,650.77	1,786,603

	Anthony M. Frank Defined Benefit Pension Plan UA DTD 12/01/98, FBO: Shirley M. Pegg

	01/17/01	400,000	01/17/04	08/17/08	400,000	71,822.23	471,822.23
	05/03/02	150,000	07/03/03	08/17/08	150,000	58,915.07	208,915.07
		550,000			550,000	130,737.29	680,737.29	2,722,949

	Anthony M. Frank IRA Rollover Dated 06/14/92, UTA Charles Schwab & Co., Inc.

	07/01/04	35,000	07/01/05	08/17/08	35,000	7,686.58	42,686.58	170,746

	Anthony M. Frank (an individual)

	11/21/03	100,000	11/21/04	08/17/08	100,000	11,287.68	111,287.68
	12/19/03	100,000	12/19/04	08/17/08	100,000	11,287.67	111,287.67
	07/01/04	50,000	07/01/05	08/17/08	50,000	5,643.84	55,643.84
	07/01/04	15,000	07/01/05	08/17/08	15,000	1,693.15	16,693.15
	09/16/04	50,000	03/16/05	08/17/08	50,000	5,643.83	55,643.83
	01/12/05	20,000	07/12/05	08/17/08	20,000	2,257.53	22,257.53
		335,000			335,000	37,813.70	372,813.70	1,491,255
	TOTAL	2,126,800			1,126,800	416,088.34	1,542,888.34	6,171,553

(A)	Principal balance paid via wire transfer on February 14, 2007 from the Dieterich & Associates Trust Account for the benefit of Micro Imaging Technology, Inc.

(B)	Principal converted on September 9, 2003 to MIT private placement shares and warrants and ELTP warrants. Balance due is interest accrued.

(b)   The Conversion Shares shall have the rights, preferences, privileges, restrictions and other terms set forth in the By-laws of the Company.

(c)   Upon conversion, Buyer acknowledges that all principal and interest accrued and due through the date hereof pursuant to the terms of the respective Term Notes referenced above has been satisfied in full by the Company.  Buyer also acknowledges that pursuant to this Debt Conversion Agreement any default by MIT for failure to pay interest due on the Term Notes through the date hereof has been cured.

EXHIBIT 10.10.CA

  2.    REPRESENTATIONS AND WARRANTIES OF BUYER       Buyer represents and warrants to the Company:

(a)   The Conversion Shares are being acquired by Buyer for investment for an indefinite period, for Buyer’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the Buyer has no present intention of selling, granting participations in, or otherwise distributing the same except as may be permitted by the Securities Act of 1933, as amended (the “Act”).

(b)   Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to the Conversion Shares.

(c)   That Buyer understands that the Conversion Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemptions from the registration provisions of the Act contained in Section 4 (2) thereof, and any continued reliance on such exemption is predicated on the representations of the Buyer set forth herein.

(d)   Buyer understands that the Conversion Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Act, as amended, or an exemption from such registration is available.  Buyer further understands that the Company is under no obligation to register the Securities on its behalf or to assist him in complying with any exemption from registration except as otherwise provided herein.

(e)   Buyer (i) has adequate means of providing for his current needs and possible contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in the Conversion Shares for an indefinite period, (iv) at the present time, can afford a complete loss of such investment, and (v) does not have an overall commitment to investments which are not readily marketable that is disproportionate to Buyer’s net worth, and Buyer’s investment in the Conversion Shares will not cause such overall commitment to become excessive.

(f)    Buyer is an “accredited investor” (as defined in Regulation D promulgated under the Act) and the undersigned’s total investment in the Conversion Shares does not exceed 10% of the Buyer’s net worth.

(g)   Buyer recognizes that the Company has had only limited revenues to date and that the Conversion Shares as an investment involve significant risks.

(h)   Buyer will not transfer the Conversion Shares without registering them under applicable federal and state securities laws unless the transfer is exempt from registration.  Buyer realizes that the Company may not allow a transfer of Conversion Shares unless the transferee is also an “accredited investor”.  Buyer understands that legends will be placed on certificates representing the Conversion Shares, with respect to the above restrictions on resale or other disposition of the Conversion Shares and that stop transfer instructions have or will be placed with respect to the Conversion Shares so as to restrict the assignment, resale or other disposition thereof.

(i)   The Company will direct its transfer agent to, or will itself, place such a stop transfer order in its books respecting transfer of the Conversion Shares, and the certificate or certificates representing the Conversion Shares will bear the following legend or a legend substantially similar thereto:

EXHIBIT 10.10.CA

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF:  (1) AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT, OR (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(j)            That Buyer understands that Rule 144, promulgated by the Securities and Exchange Commission under the Act, may not be currently available for sale of the Conversion Shares, and there is no assurance that it will be available at any particular time in the future.  If and when Rule 144 is available for sale of the Common Stock underlying the Conversion Shares, such sales in reliance upon Rule 144 may only be (i) in limited quantities after the Conversion Shares have been held for one (1) year after being sold by the Company, or (ii) in unlimited quantities by non-affiliates after the Conversion Shares have been held for two (2) years after being sold by the Company, in each case in accordance with the conditions of the Rule, all of which must be met (including the requirement, if applicable, that adequate information concerning the Company is then available to the public).  The Company and Buyer acknowledge that the Company has no obligation to supply the information required for sales under Rule 144.

(k)           The Purchase Price to be paid by Buyer to Company for the Conversion Shares has been determined by Buyer as fair and appropriate based solely upon Buyer’s independent investigation and due diligence of the Company, and neither Buyer nor the Company nor any of their agents, including, without limitation, any of their officers, directors, employees, accountants and attorneys, has made any representations or warranties whatsoever in connection with the sale of the Conversion Shares by the Company to Buyer.  Buyer has had sufficient opportunity in connection with the sale of the Conversion Shares to review the Company’s business and affairs (including, without limitation, the Company’s financial statements and other information).  The Buyer has had answered to his satisfaction any questions with respect to the Company’s business and affairs.  Buyer further has had the opportunity to obtain independent financial, legal, accounting, business, tax and other appropriate advice with respect to the transactions contemplated by this Agreement, and is not relying upon the Company or any of its agents in any manner in connection with same.

3.    REGISTRATION RIGHTS.       The Company agrees to include for registration under the Act all of the Conversion Shares issued hereby in the next Registration Statement filed by the Company with the Securities and Exchange Commission.

4.    REPRESENTATIONS AND WARRANTIES OF MIT

(a)           MIT is a corporation duly organized and validly existing under the laws of the State of California without limit as to duration of its existence, and is authorized and in good standing to do business in no other state; MIT has the corporate power and adequate authority, rights and franchise to own its property and to carry on its business as now conducted; and, subject to ratification by its Board of Directors, MIT has the corporate power and adequate authority to enter into this Agreement.

(b)           The execution and delivery of this Agreement and subject to (1) ratification by the Board of Directors of the Company and (2) filing the Certificate with the California Secretary of State, the performance of the provisions of this Agreement are not in contravention of or in conflict with any law or regulation or any term or provision of MIT’s Articles of Incorporation or By-Laws and are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; and this Agreement is a valid, binding and legal obligation of MIT, enforceable in accordance with the terms herein.

EXHIBIT 10.10.CA

5.             ENTIRE AGREEMENT       This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings relating to such subject matter.

6.             AMENDMENT       This Agreement may not be amended except by written document executed by the parties.

7.             SUBJECT HEADINGS       Subject headings are included for convenience only and shall not be deemed part of this Agreement.

8.             SEVERABILITY       If any provision of this Agreement shall be held unenforceable as applied to any circumstance, the remainder of this Agreement and the application of such provision to other circumstances shall be interpreted so as best to effect the intent of the parties.  The parties further agree to replace any such unenforceable provision with an enforceable provision (and to take such other action) which will achieve, to the extent possible, the purposes of the unenforceable provision.

9.             GOVERNING LAW       This Agreement shall be governed by and construed under the laws of the State of California in force from time to time.

10.          PARTIES BOUND       This Agreement is binding on and shall inure to the benefit of the parties and their respective successors, assign, heirs, and legal representatives.

11.          SURVIVAL       The representations, warranties, covenants, and agreements contained in this Agreement shall survive the consummation of the transactions contemplated hereby.

12.          COUNTERPARTS       This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

COMPANY:	BUYER:

MICRO IMAGING TECHNOLOGY, INC.

/S/ CATHERINE PATTERSON	/S/ ANTHONY M. FRANK
Catherine Patterson, CFO	Anthony M. Frank, Trustee
23456 South Pointe Drive	1 Maritime Plaza, Suite 825
Laguna Hills, CA 92653-1512	San Francisco, CA 94111